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                                                                     Exhibit 1.3

                       MASTER SELECTED DEALERS AGREEMENT

                                                      ________ __, 1998

SoundView Financial Group, Inc.
22 Gatehouse Road
Stamford, Connecticut  06902

Ladies and Gentlemen:

      1. General. We understand that SoundView Financial Group, Inc. ("SoundView") is entering into this Master Selected Dealers Agreement (the "Agreement") in counterparts with us and other firms who may participate as dealers in offerings of securities in which SoundView is acting as the representative (the "Representative") of the underwriters comprising the underwriting syndicate or as one of the "Representatives" of the underwriters. Whether or not we have executed this Agreement, this Agreement shall apply to any offering of securities in which we act as a selected dealer.

      At or prior to the time of an offering, you will advise us, to the extent applicable, as to the expected offering date, the expected closing date, the initial public offering price, the interest or dividend rate (or the method by which such rate is to be determined), the conversion price, if applicable, the selling concession, the reallowance, the time of release of securities for sale to the public, the time at which subscription books will be opened, the amount, if any, of securities reserved for purchase by selected dealers, the period of such reservation and the amount of securities to be allotted to us, and will state that our participation as a selected dealer in the offering shall be subject to the provisions of this Agreement and any additional terms and provisions as may be set forth in a wire or letter sent by you in connection with a particular offering (such communications received by us with respect to an offering being hereinafter collectively referred to as the "Invitation"). The information contained in the Invitation shall be deemed to be a part of this Agreement and this Agreement shall become binding with respect to our participation as a selected dealer in an offering of securities following our receipt of such information. If we have not previously executed this Agreement, by our purchase of securities in an offering covered by this Agreement we shall be deemed to be signatories hereof with respect to such offering.

      The securities to be purchased in any offering of securities in which we agree to participate as a selected dealer pursuant to this Agreement, including any guarantees relating to such securities or any other securities into which such securities are convertible or for which such securities are exercisable or exchangeable and any securities that may be purchased upon exercise of an over-allotment option, are hereinafter referred to as the "Securities." The issuer or issuers of the Securities are hereinafter referred to as the "Company." The parties on whose behalf the Representatives execute the underwriting or purchase agreement or any associated
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terms or similar agreement with the Company or any selling securityholders or any amendment or supplement thereto (collectively, the "Underwriting Agreement") with respect to an offering of Securities in which we agree to participate as a selected dealer pursuant to this Agreement are hereinafter referred to as the "Underwriters," and the parties who agree to participate in such offering as selected dealers are hereinafter referred to as "Selected Dealers."

      The following provisions of this Agreement shall apply separately to each individual offering of Securities.

      2. Acceptance and Purchase. The offer to Selected Dealers will be made on the basis of a reservation of Securities and an allotment against subscriptions. Any application for additional Securities will be subject to rejection in whole or in part. Subscription books may be closed by the Representatives at any time in the Representatives' discretion without notice and the right is reserved to reject any subscription in whole or in part. We agree to purchase as principal the amount of Securities allotted to us by the Representatives.

      3. Offering Materials.

            (a) We understand that if registration of the offer and sale of the Securities as contemplated by the Underwriting Agreement is required under the Securities Act of 1933, as amended (the "Securities Act"), the Representatives will, at our request, make available to us, as soon as practicable after sufficient quantities thereof are made available to them by the Company, copies of the prospectus or supplemented prospectus (excluding any documents incorporated by reference therein) to be used in connection with the offering of the Securities in such number as we may reasonably request. As used herein, "Prospectus" means the form of prospectus (including any supplements and any documents incorporated by reference therein) authorized for use in connection with such offering.

            (b) We understand that if the offer and sale of the Securities are exempt from the registration requirements of the Securities Act, no registration statement will be filed with the Securities and Exchange Commission (the "Commission"). In such case, the Representatives will, at our request, make available to us, as soon as practicable after sufficient quantities thereof are made available to them by the Company, copies in such number as we may reasonably request of any final offering circular or other offering materials to be used in connection with the offering of the Securities. As used herein, "Offering Circular" means the offering circular or other offering materials, as it or they may be amended or supplemented, authorized for use in connection with such offering. The Prospectus or Offering Circular, as the case may be, relating to an offering of Securities is herein referred to as the "Offering Document."

            (c) We agree that in purchasing Securities we will rely upon no statement whatsoever, written or oral, other than the statements in the Offering Document delivered to us by the Representatives and any documents incorporated by reference therein. We understand


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that we are not authorized to give any information or make any representation not contained in the Offering Document or in any document incorporated by reference therein, in connection with the offering of the Securities. Our purchase of Securities shall constitute our agreement that, if requested by the Representatives, we will furnish a copy of any amendment or supplement to any preliminary or final Offering Document to each person to whom we have furnished a previous preliminary or final Offering Document. Our purchase of Securities registered under the Securities Act shall constitute our confirmation that we have delivered, and our agreement that we will deliver, all preliminary and final Prospectuses required for compliance with Securities Act Release No. 4968 and Rule 15c2-8 (or any successor provisions thereto) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Our purchase of Securities exempt from registration under the Securities Act shall constitute
(i) our confirmation that we have delivered, and our agreement that we will deliver, all preliminary and final Offering Circulars required for compliance with the applicable federal and state laws and the applicable rules and regulations of any regulatory body promulgated thereunder governing the use and distribution of offering circulars by underwriters, and (ii) to the extent consistent with such laws, rules and regulations, our confirmation that we have delivered and our agreement that we will deliver all preliminary and final Offering Circulars that would be required if Securities Act Release No. 4968 and Rule 15c2-8 (or any successor provisions thereto) under the Exchange Act applied to such offering.

      4. Offering of the Securities.

            (a) The offering of the Securities is made subject to the conditions referred to in the Offering Document and to the terms and conditions set forth in this Agreement. After the public offering of the Securities has commenced, you may change the public offering price, the selling concession and the reallowance to dealers. Any of the Securities purchased by us pursuant to this Agreement are to be reoffered by us, subject to their receipt and acceptance by the Representatives, to the public at the initial public offering price, subject to the terms of this Agreement and the Offering Document. Except as otherwise provided herein, the Securities shall not be offered or sold by us below the initial public offering price before the termination of the effectiveness of this Agreement with respect to the offering of such Securities, except that a reallowance from the initial public offering price of not in excess of the amount set forth in the Invitation may be allowed to any Selected Dealer that
(i) agrees that such amount is to be retained and not reallowed in whole or in part, (ii) makes the representations contained in Section 13 herein, and (iii) unless the Securities are "exempted securities" as defined in Section 3(a)(12) of the Exchange Act, is not a "bank" as defined in Section 3(a)(6) of the Exchange Act (a "Bank").

            (b) The Representative as such and, with the Representatives' consent, any Underwriter may buy Securities from, or sell Securities to, any of the Selected Dealers or any of the Underwriters, and any Selected Dealer may buy Securities from, or sell Securities to, any other Selected Dealer or any Underwriter, at the initial public offering price less all or any part of


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the concession to Selected Dealers; provided, however, that any such purchases and sales comply with the Conduct Rules (the "Rules") of the National Association of Securities Dealers, Inc. (the "NASD").

            (c) If we have received or been credited with the Selected Dealers' concession as to any Securities purchased by us pursuant to this Agreement, which, prior to the later of (i) the termination of the effectiveness of this Agreement with respect to the offering of such Securities, and (ii) the covering by the Representatives of any short position created by the Representatives in connection with the offering of such Securities, the Representatives may have purchased or contracted to purchase for the account of any Underwriter (whether such Securities have been sold or loaned by us), then we agree to pay the Representatives on demand for the accounts of the several Underwriters an amount equal to the Selected Dealers' concession and, in addition, the Representatives may charge us with any broker's commission and transfer tax paid in connection with such purchase or contract to purchase. Securities delivered on such repurchases need not be the identical Securities originally purchased. With respect to any such repurchased Securities as to which we have not yet received or been credited with the Selected Dealers' concession, we shall be responsible for any such broker's commission and transfer tax and the Representatives shall not be obligated to pay any Selected Dealers' concession as to such Securities.

            (d) No expenses shall be charged to Selected Dealers. A single transfer tax upon the sale of the Securities by the respective Underwriters to us will be paid by such Underwriters when such Securities are delivered to us. However, we shall pay any transfer tax on sales of Securities by us and shall pay our proportionate share of any transfer tax or other tax (other than the single transfer tax described above) in the event that any such tax shall from time to time be assessed against us and other Selected Dealers as a group or otherwise.

      5. Stabilization and Over-Allotment.

            (a) The Representatives may, with respect to any offering of Securities, be authorized to over-allot, to purchase and sell Securities for long or short account and to stabilize or maintain the market price of the Securities. We agree that upon the Representatives' request at any time and from time to time prior to the termination of the effectiveness of this Agreement with respect to an offering of Securities, we will report the amount of Securities purchased by us pursuant to such offering which then remain unsold by us and will, upon the Representatives' request at any such time, sell to the Representatives for the account of one or more Underwriters such amount of such unsold Securities as the Representatives may designate at the initial public offering price less an amount to be determined by the Representatives not in excess of the Selected Dealers' concession.

            (b) Notwithstanding the foregoing provisions of this Section 5, you may not make such purchases and sales and over-allotments for our account if we have prior thereto


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advised you in writing that we are (i) a U.S. bank (other than a U.S. bank which is empowered to underwrite and deal in securities of the type being offered),
(ii) a bank holding company (as defined in the United States Bank Holding
Company Act of 1956 (the "BHC Act")), (iii) a foreign bank (as defined in
Section 1(b)(7) of the United States International Banking Act of 1978 ("IBA")) that operates a branch, agency or company organized under Article XII of the New York State Banking Law in the United States or a company of which such foreign bank is a subsidiary, or (iv) a company (other than a company which has received approval under Section 4(c)(8) of the BHC Act to engage in underwriting and dealing in securities of the type being offered) more than five percent (5%) of any class of voting shares of which are owned or controlled, directly or indirectly, by an entity covered in (ii) or (iii) above.

      6. Open Market Transactions. Until termination of this Agreement as provided in Section 10(a), unless this restriction is sooner terminated by you, we agree not to bid for, purchase, sell or attempt to induce others to purchase or sell, directly or indirectly, either before or after issuance of the Securities, any of the Securities or securities exchangeable for, or convertible into, or exercisable against the Securities, any security of the same class and series as the Securities and any right to purchase or sell the Securities or any such security, including trading in any put or call option on any such security other than (a) as provided for in this Agreement or in the Underwriting Agreement, or (b) as a broker in executing unsolicited orders.

      We represent that we have not participated in any transaction prohibited by the preceding paragraph and that we have at all times complied with and will at all times comply with the provisions of Rule 139 of the Securities Act and Regulation M of the Exchange Act, each as interpreted by the Securities and Exchange Commission.

      7. Net Capital. We represent that the incurrence by us of our obligations hereunder in connection with the offering of the Securities will not place us in violation of Rule 15c3-1 under the Exchange Act, if such requirements are applicable to us, or, if we are a financial institution subject to regulation by the Board of Governors of the Federal Reserve System, the Comptroller of the Currency or the Federal Deposit Insurance Corporation, will not place us in violation of the capital requirements of such regulator or any other regulator to which we are subject.

      8. Payment and Delivery.

            (a) We agree that Securities purchased by us pursuant to this Agreement shall be paid for in an amount equal to the initial public offering price therefor or, if the Representatives shall so advise us, at such initial public offering price less the Selected Dealers' concession with respect thereto, at 9:00 a.m. Connecticut time on the date on which the Underwriters are required to purchase the Securities, by delivery to the Representatives at the offices of SoundView Financial Group, Inc., of payment in the manner and type of funds specified in your payment instructions wired to us payable to the order of SoundView Financial Group, Inc. If payment is made for Securities purchased by us at the initial public offering price,


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the Selected Dealers' concession to which we may be entitled will be paid to us upon termination of the effectiveness of this Agreement with respect to the offering of such Securities. In the event that, prior to the completion of the distribution of Securities covered by this Agreement, you purchase in the open market or otherwise any Securities delivered to us, we agree to repay to you for the accounts of the Underwriters the amount of the concession allowed to us plus brokerage commissions and any transfer taxes paid in connection with such purchase.

            (b) Notwithstanding the foregoing provisions of this Section 8, if transactions in the Securities can be settled through the facilities of The Depository Trust Company or any other depository or similar facility, if we are a member, you are authorized, in your discretion, to make appropriate arrangement for payment and/or delivery through its facilities of the Securities to be purchased by us, or, if we are not a member, settlement may be made through a correspondent that is a member pursuant to our timely instructions.

      9. Blue Sky and Other Qualifications. It is understood and agreed that the Representatives assume no responsibility or obligation with respect to the right of any Selected Dealer or other person to sell the Securities in any jurisdiction, notwithstanding any information the Representatives may furnish in that regard.

      10. Termination; Amendment.

            (a) Unless this Agreement or any provision hereof is earlier terminated by you and except for provisions herein that contemplate obligations surviving the termination of the effectiveness hereof, the terms and conditions of this Agreement (the "Offering Provisions") will terminate at the close of business on the forty-fifth (45th) day after the date of the initial public offering or pursuant to the Underwriting Agreement, whichever is later, unless in either such case the effectiveness of the Offering Provisions is extended as hereinafter provided. You may extend the effectiveness of such Offering Provisions up to an additional fifteen (15) days in the aggregate by notice or notices to us to the effect that the Offering Provisions of this Agreement are extended to the date or by the number of days indicated in such notice or notices. Notwithstanding the termination of this Agreement, each Selected Dealer shall remain liable to the extent provided by law for its proportionate amount of any claim, demand or liability which may be asserted against it alone, or against it together with other dealers purchasing Securities upon the terms of this Agreement, or against the Representatives, based upon the claim that the Selected Dealers, or any of them, constitute an association, an unincorporated business or other separate entity.

            (b) This Agreement may be terminated by either party hereto upon five (5) business days' written notice to the other party; provided, however, that with respect to any particular offering of Securities, if you receive any such notice from us after you have advised us of the amount of Securities allotted to us, this Agreement shall remain in full force and effect as


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to such offering and shall terminate with respect to such offering and all previous offerings only in accordance with and to the extent provided in subsection (a) of this Section 10.

            (c) This Agreement may be supplemented or amended by you by notice to us by written communication and, except for supplements or amendments included with the Invitation, any such supplement or amendment to this Agreement shall be effective with respect to any offering to which this Agreement applies after the date of such supplement or amendment. Each reference to "this Agreement" herein shall, as appropriate, be to this Agreement as so supplemented and amended.

      11. Role of the Representatives; Role of the Selected Dealers; Legal Responsibility.

            (a) The Representatives are acting as representatives of each of the Underwriters in all matters connected with the offering of the Securities and with the Underwriters' purchase of the Securities. Any action to be taken, authority that may be exercised or determination to be made by the Representatives hereunder may be taken, exercised or made by SoundView on behalf of all Representatives. The rights and liabilities of each Underwriter of Securities and each Selected Dealer shall be several and not joint.

            (b) The Representatives, as such, shall have full authority to take such action as they may deem advisable in all matters pertaining to the offering of the Securities or arising under this Agreement. The Representatives will have no liability to any Selected Dealer for any act or omission except for obligations expressly assumed by the Representatives herein, and no obligations on the part of the Representatives will be implied hereby or inferred herefrom.

            (c) We understand and agree that we are to act as principal in purchasing securities and we are not authorized to act as agent for the Company, any selling securityholder or any of the Underwriters in offering the Securities to the public or otherwise.

            (d) Nothing herein contained shall constitute us an association or partners with the other Selected Dealers, the Underwriters or Representatives, or, except as otherwise provided herein, render us liable for the obligations of any other Selected Dealers, the Underwriters or the Representatives. If the Selected Dealers among themselves or with the Underwriters or the Representatives are deemed to constitute a partnership for federal income tax purposes, then each Selected Dealer elects to be excluded from the application of Subchapter K, Chapter 1, Subtitle A, of the Internal Revenue Code of 1986, as amended, and agrees not to take any position inconsistent with such election. The Representatives are authorized, in their discretion, to execute on behalf of the Selected Dealer such evidence of such election as may be required by the Internal Revenue Service.

      12. Notices. Any notices from the Representatives to us shall be deemed to have been duly given if mailed, hand-delivered, telephoned (and confirmed in writing), telegraphed or communicated by facsimile to us at the address set forth on the signature page of this Agreement,


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or at such other address as we shall have advised you in writing. Any notice from us to the Representatives shall be deemed to have been given only if mailed, hand-delivered, telephoned (and confirmed in writing), telegraphed or communicated by facsimile to:

                        SoundView Financial Group, Inc.
                        22 Gatehouse Road
                        Stamford, Connecticut  06902
                        Attn:  Syndicate Department
                        Telephone: (203) 462-7200
                        Facsimile: (203) 462-7349

(or to such other address, telephone number or facsimile number as we shall be notified by the Representatives). Communications by telegram, facsimile or other written form shall be deemed to be "written" communications.

      13. NASD Membership. We represent that we are (i) a member in good standing of the NASD, or (ii) a Bank that is not a member of the NASD or (iii) a foreign bank, broker, dealer or other institution not eligible for membership in the NASD (a "foreign non-member"). If we are an NASD member, we agree that in making sales of Securities we will comply with all applicable rules of the NASD, including, without limitation, the NASD's Interpretation with Respect to Free-Riding and Withholding (the "Interpretation") and Rule 2740 of the NASD's Conduct Rules. If we are not a NASD member, we agree to comply as though we were a member with the requirements of the Interpretation and Rules 2730, 2740 and 2750 of such Conduct Rules. If we are such a foreign non-member, we agree not to offer or sell any Securities in the United States of America, its territories or its possessions or to persons who are nationals thereof or residents therein, except through the Representatives and in making sales of Securities we agree to comply with Rule 2420 of such Conduct Rules as it applies to a non-member broker or dealer in a foreign country. If we are such a foreign bank, we represent that, unless otherwise notified in writing to you prior to the date hereof, we are not an entity covered in (i), (ii) or (iii) of Section 5(b) hereof. If we are a Bank, in connection with the public offering of any Securities that do not constitute "exempted securities" within the meaning of Section 3(a)(12) of the Exchange Act we agree that we will not purchase any Securities at a discount from the offering price from any Underwriter or Selected Dealer or otherwise accept any selling concession to Selected Dealers, discount or other allowance from any Underwriter or Selected Dealer, which in any such case is not permitted under the Rules and we agree to comply with Rule 2420 of such Conduct Rules as though we were a member. We agree that in selling Securities pursuant to any offering (which agreement shall also be for the benefit of the Company or other seller of such Securities) we will comply with all applicable laws, rules and regulations, including the applicable provisions of the Securities Act and the Exchange Act, the applicable rules and regulations of the Commission thereunder, the applicable rules and regulations of any securities exchange having jurisdiction over the offering and in the case of an offering referred to in
Section 3(b) hereof, the applicable laws, rules and regulations of any applicable regulatory body.


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      14. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN
ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.


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      We confirm our agreement hereto by signing the enclosed duplicate copy hereof in the place provided below and returning such signed duplicate copy to you at SoundView Financial Group, Inc., 22 Gatehouse Road, Stamford, Connecticut 06902, Attention: Syndicate Department. Upon receipt thereof, this instrument and such signed duplicate copy will evidence the agreement between us.

                                          Very truly yours,


                                          ----------------------------------
                                          Name of Firm

                                          By:
                                              ------------------------------

                                          ----------------------------------
                                                      Print Name

                                          ----------------------------------
                                                        Title

                                          Address:
                                                  --------------------------

                                                  --------------------------

                                          Telephone:
                                                    ------------------------

                                          Facsimile:
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Confirmed as of the date
first above written:

SOUNDVIEW FINANCIAL GROUP, INC.


By:
    -----------------------------------
    Russell D. Crabs, President and CEO


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